UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 29, 2018

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2018, Sound Community Bank (the "Bank"), the wholly owned operating subsidiary of Sound Financial Bancorp, Inc. (the "Company"), announced that, effective May 29, 2018, Heidi Sexton has been appointed Chief Operating Officer of the Bank.  Ms. Sexton, age 42, will continue to serve as Executive Vice President of the Bank responsible for identification and mitigation of risk through oversight of the Enterprise Risk Management and Compliance Management functions.  In addition, Ms. Sexton is responsible for Information Technology, Systems Support and Operations, Project Management and Policies and Procedures. Ms. Sexton joined the Bank in 2007 and previously served as the Vice President of Operations managing deposit, electronic, and lending operations.

There are no arrangements or understandings between Ms. Sexton and any other person pursuant to which she was appointed as an executive officer, nor is there a family relationship between any member of the Company's or the Bank's boards of directors or any of its executive officers and Ms. Sexton.  Further, there are no relationships between Ms. Sexton and the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Sexton's appointment is furnished as Exhibit 99.1 to this report.

Item 5.07           Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 29, 2018.  Holders of record of the Company's common stock at the close of business on April 2, 2018, were entitled to vote on five proposals at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Company's shareholders approved the election of Laura Lee Stewart, Debra Jones and Rogelio Riojas as directors of the Company for a term to expire in the year 2021.

	Laura Lee Stewart	Debra Jones	Rogelio Riojas

For	1,520,066	1,517,400	1,517,360
Withheld	4,946	7,612	7,652
Broker Non-Vote	470,827	470,827	470,827

Proposal 2 - Approval of the Sound Financial Bancorp, Inc. Amended and Restated 2013 Equity Incentive Plan

The Company's shareholders approved the Sound Financial Bancorp, Inc. Amended and Restated 2013 Equity Incentive Plan.

Number of Votes
For	1,404,807
Against	83,229
Abstain	36,976
Broker Non-Votes	470,827

Proposal 3 - Advisory (Non-binding) Vote on Executive Compensation

The Company's shareholders approved the advisory (non-binding) vote on executive compensation.

Number of Votes
For	1,400,119
Against	97,154
Abstain	27,739
Broker Non-Votes	470,827

Proposal 4 - Advisory (Non-binding) Vote on the Frequency of the Advisory Vote on Executive Compensation

The Company's shareholders approved holding the advisory (non-binding) vote on the frequency of the advisory vote on executive compensation annually.

Number of Votes
Every One Year	1,486,949
Every Two Years	5,222
Every Three Years	27,828
Abstain	5,013
Broker Non-Votes	470,827

As reported above, an advisory vote was conducted at the annual meeting on the frequency of future advisory votes on executive compensation. The Company's Board of Directors recommended advisory votes on an annual basis, and a majority of the shares were voted for the advisory vote to be held on an annual basis. The Board of Directors has considered the outcome of this advisory vote and has determined that the Company will hold an advisory vote on executive compensation annually.

Proposal 5 – Ratification of Independent Registered Public Accounting Firm

The Company's shareholders ratified the appointment of Moss Adams, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Number of Votes
For	1,980,390
Against	838
Abstain	14,611

Item 9.01            Financial Statements and Exhibits.

(d)          Exhibits:  The following exhibits are filed herewith:

Exhibit 10.1
Sound Financial Bancorp, Inc. Amended and Restated 2013 Equity Incentive Plan (attached as Appendix A to the Company's definitive proxy statement filed on April 12, 2018 (File No. 001-35633) and incorporated herein by reference)

Exhibit 99.1	Press Release dated May 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	May 31, 2018	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President, CEO and Interim CFO

4